UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 24, 2020 (September 18, 2020)

Basanite, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53574	20-4959207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

2041 NW 15thAvenue, Pompano Beach, Florida 33069

(Address of principal executive offices) (Zip Code)

855-232-3282

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer

On September 18, 2020, Gregory G. Nadeau submitted notice of his resignation as a member of the Board of Directors (the “Board”) of the Basanite, Inc, a Nevada corporation (the “Company”), effective September 21, 2020. Mr. Nadeau was a member of the Board’s Nominating and Corporate Governance Committee. Mr. Nadeau’s resignation was not as a result of any disagreement with the Company or any of its subsidiaries on any matters related to their operation, policies or practices. A copy of Mr. Nadeau’s resignation letter dated September 17, 2020 is attached hereto as Exhibit 17.1.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description

17.1	Resignation letter of Gregory G. Nadeau dated September 17, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 24, 2020

BASANITE, INC.

By:	/s/ Simon R. Kay
Simon R. Kay
Interim Acting Chief Executive Officer